EXHIBIT 10.111

DIRECTORS’ COMPENSATION POLICY

EFFECTIVE PRIOR TO FEBRUARY 22, 2006

MSCC Board Compensation

Annual Retainer
Chair	$40,000
Director	$20,000
Board-meeting Fees
Chair/meeting	$2,700
Director/meeting	$1,800
Committee-Meeting Fees
Audit Committee
Chair/meeting	$2,400
Member/meeting	$1,200
Comp Committee
Chair/meeting	$1,800
Member/meeting	$1,200
Gov and Nom Committee
Chair/meeting	$1,800
Member/meeting	$1,200

Telephonic Meetings	60% of the applicable fee above

Stock Option Grants

Grants Effective on the Last Business Day of the Fiscal Year:

Annual Grants to Existing Directors	12,000 shrs. under vested, 10-year option

Grants Effective on the Day of the Annual Meeting:

Initial Grants to New Directors	20,000 shrs. under vested, 10-year option

Additional Grant to Chairman	Discretionary. To be determined by the Board of Directors.